Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 16, 2005, Noble Energy, Inc. (“Noble Energy”) completed a merger with Patina Oil & Gas Corporation (“Patina”) as set forth in the Agreement and Plan of Merger, dated as of December 15, 2004. In connection with the merger, Noble Energy issued approximately 27.8 million shares of its common stock and paid approximately $1.1 billion of cash to Patina shareholders.

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Noble Energy and Patina may have appeared had the businesses actually been combined as of March 31, 2005 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2004 (with respect to statements of operations information). The unaudited pro forma condensed combined financial information shows the impact of the merger of Noble Energy and Patina on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Noble Energy treated as the acquirer. Under this method of accounting, the assets and liabilities of Patina will be recorded by Noble Energy at their estimated fair values as of the date the merger was completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Noble Energy and Patina as of and for the three months ended March 31, 2005 and for the year ended December 31, 2004. The unaudited pro forma condensed combined balance sheet as of March 31, 2005 assumes the merger was completed on that date. The unaudited pro forma condensed combined statements of operations give effect to the merger as if the merger had been completed on January 1, 2004.

The unaudited pro forma condensed combined financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes thereto included in the annual reports on Form 10-K for the year ended December 31, 2004 of both Noble Energy and Patina.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded upon the effective time of the merger.

Noble Energy, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2005

(Amounts in thousands)

	Noble	Patina	Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$181,565	$1,949	$(1,949	)(a)	$181,565
Accounts receivable - trade, net	385,593	82,209	—		467,802
Derivative instruments	10,527	939	(939	)(a)	10,527
Materials and supplies inventories	21,072	12,627	—		33,699
Deferred taxes	82,913	97,912	9,667	(a)	190,492
Prepaid expenses and other	46,431	34,290	(34,290	)(a)	46,431
Probable insurance claims	73,478	—	—		73,478
Total Current Assets	801,579	229,926	(27,511)		1,003,994
Property, Plant and Equipment, at cost (successful efforts method of accounting)
Proved properties	4,209,941	1,965,372	701,628	(a)	6,876,941
Unproved properties	157,452	12,922	1,011,078	(a)	1,181,452
Other PP&E	65,763	19,869	(9,383	)(a)	76,249
Less: accumulated depreciation, depletion and amortization	(2,044,509)	(724,437)	724,437	(a)	(2,044,509)
Total property, plant and equipment, net	2,388,647	1,273,726	2,427,760		6,090,133
Investment in Unconsolidated Subsidiaries	229,549	—	—		229,549
Other Assets	127,848	25,889	9,721	(a)	163,458
Goodwill	—	—	944,510	(a)	944,510
Total Assets	$3,547,623	$1,529,541	$3,354,480		$8,431,644

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable - trade	$404,012	$97,701	$—		$501,713
Derivative instruments	236,601	265,565	(265,565	)(a)	236,601
Asset retirement obligations	88,046	—	—		88,046
Interest payable	18,568	—	—		18,568
Other current liabilities	26,700	31,064	16,840	(a)	74,604
Income taxes - current	62,165	—	—		62,165
Total Current Liabilities	836,092	394,330	(248,725)		981,697
					—
Deferred Income Taxes	67,217	198,629	909,264	(a)	1,175,110
Deferred Compensation Liability	—	108,601	1,470	(a)	110,071
Asset Retirement Obligations	180,651	31,753	3,838	(a)	216,242
Derivative Instruments	370,838	106,948	(106,948	)(a)	370,838
Other Noncurrent Liabilities	76,507	26,343	—		102,850
Long-Term Debt	815,325	288,000	1,483,210	(a)	2,586,535
Total Liabilities	2,346,630	1,154,604	2,042,109		5,543,343

Shareholders’ Equity:
Common stock	209,564	740	92,043	(a)	302,347
Capital in excess of par value	513,773	230,710	1,438,276	(a)	2,182,759
Treasury stock	(75,956)	(6,936)	(67,525	)(a)	(150,417)
Deferred compensation	(4,064)	(876)	876	(a)	(4,064)
Retained earnings	950,809	385,391	(385,391	)(a)	950,809
Accumulated other comprehensive loss	(393,133)	(234,092)	234,092	(a)	(393,133)
	1,200,993	374,937	1,312,371		2,888,301
Total Liabilities and Shareholders’ Equity	$3,547,623	$1,529,541	$3,354,480		$8,431,644

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Noble Energy, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2005

(Amounts in thousands except per share)

	Noble	Patina	Adjustments		Pro Forma Combined
Revenues
Oil and gas sales and royalties	$315,551	$158,254	$5,289	(b)	$479,094
Gathering, marketing and processing	11,483	—	—		11,483
Electricity sales	21,591	—	—		21,591
Income from unconsolidated subsidiaries	16,609	—	—		16,609
Other revenues	—	1,039	(1,039	)(e)	—
Total revenues	365,234	159,293	4,250		528,777

Costs and Expenses
Oil and gas operations	37,077	19,925	—		57,002
Production taxes and transportation	10,859	12,197	5,289	(b)	28,345
Oil and gas exploration	23,657	255	—		23,912
Gathering, marketing and processing	8,237	—	—		8,237
Electricity generation	11,439	—	—		11,439
Depreciation, depletion and amortization	70,467	34,850	14,670	(c)	119,987
Selling, general and administrative	15,168	7,132	—		22,300
Deferred compensation adjustment	—	4,913	—		4,913
Accretion of discount on asset retirement obligation	2,551	—	388	(c)	2,939
Interest expense	9,367	3,087	12,857	(d)	25,311
Other expense (income), net	1,859	208	(1,039	)(e)	1,028
Total Costs and Expenses	190,681	82,567	32,165		305,413
Income (Loss) Before Taxes	174,553	76,726	(27,915)		223,364
Income Tax Provision (Benefit)	64,585	28,389	(10,036	)(f)	82,938
Income (Loss) From Continuing Operations	$109,968	$48,337	$(17,879)		$140,426

Income From Continuing Operations Per Share
Basic	$1.86				$1.64
Diluted	$1.83				$1.58
Weighted Average Shares Outstanding
Basic	59,083		26,740	(g)	85,823
Diluted	60,139		28,504	(g)	88,643

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Noble Energy, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

(Amounts in thousands except per share)

	Noble	Patina	Adjustments		Pro Forma Combined
Revenues
Oil and gas sales and royalties	$1,174,199	$544,815	$17,795	(b)	$1,736,809
Gathering, marketing and processing	49,250	—	—		49,250
Electricity sales	58,627	—	—		58,627
Income from unconsolidated subsidiaries	69,100	—	—		69,100
Other revenues	—	16,186	(16,186	)(e)	—
Total revenues	1,351,176	561,001	1,609		1,913,786

Costs and Expenses
Oil and gas operations	158,695	71,596	—		230,291
Production taxes and transportation	46,575	46,034	17,795	(b)	110,404
Oil and gas exploration	117,001	2,058	—		119,059
Gathering, marketing and processing	37,699	—	—		37,699
Electricity generation	47,788	—	—		47,788
Depreciation, depletion and amortization	308,855	126,849	71,759	(c)	507,463
Impairment of operating assets	9,885	—	—		9,885
Selling, general and administrative	59,091	26,390	—		85,481
Deferred compensation adjustment	—	31,722	—		31,722
Accretion of discount on asset retirement obligation	9,352	—	1,499	(c)	10,851
Loss on involuntary conversion of assets	1,000	—	—		1,000
Interest expense	48,227	12,563	52,090	(d)	112,880
Other expense (income), net	(9,033)	301	(16,186	)(e)	(24,918)
Total Costs and Expenses	835,135	317,513	126,957		1,279,605
Income (Loss) Before Taxes	516,041	243,488	(125,348)		634,181
Income Tax Provision (Benefit)	202,191	92,525	(48,101	)(f)	246,615
Income (Loss) From Continuing Operations	$313,850	$150,963	$(77,247)		$387,566

Income From Continuing Operations Per Share
Basic	$5.39				$4.58
Diluted	$5.30				$4.43
Weighted Average Shares Outstanding
Basic	58,275		26,370	(g)	84,645
Diluted	59,226		28,164	(g)	87,390

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Noble Energy, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

As of and for the Three Months Ended March 31, 2005 and for
the Year Ended December 31, 2004

Note 1    Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet of Noble Energy as of March 31, 2005 has been prepared to give effect to the merger as if it had occurred on March 31, 2005.

The accompanying unaudited pro forma condensed combined statements of operations of Noble Energy for the three months ended March 31, 2005 and the year ended December 31, 2004 have been prepared to give effect to the merger as if the merger had occurred on January 1, 2004.

Noble Energy and Patina both use the successful efforts method of accounting for their oil and gas producing activities.

Noble Energy has accounted for the merger using the purchase method of accounting for business combinations. Under the purchase method of accounting, Noble Energy is deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with generally accepted accounting principles. The purchase method of accounting requires that Patina assets acquired and liabilities assumed by Noble Energy be recorded at their estimated fair values.

Note 2    Pro Forma Adjustments Related to the Merger

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

(a)       These adjustments reflect the elimination of the components of Patina’s historical stockholders’ equity, the purchase price paid by Noble Energy and adjustments to the historical book values of Patina’s assets and liabilities as of March 31, 2005 to their estimated fair values, in accordance with purchase accounting. The following table represents the preliminary allocation of the total purchase price of Patina to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value.

	(in thousands, except stock price)
Shares of Noble Energy common stock issued in merger	27,835	(i)
Average Noble Energy common stock price	$59.55	(i)
Fair value of common stock issued	$1,657,491
Cash consideration paid to Patina stockholders	1,098,078	(i)
Plus: estimated Noble Energy merger costs	13,347	(ii)
Plus: estimated fair value of Patina employee stock options	104,278	(iii)
Total Purchase Price	2,873,194
Plus: liabilities assumed by Noble Energy
Current liabilities, excluding warrant liability	128,765
Liability under warrant agreement	16,840	(iv)
Fair value of long-term debt, net of cash acquired	659,785	(v)
Asset retirement obligations	35,591
Other non-current liabilities	26,343
Deferred compensation liability (See Note 3)	110,071
Deferred income taxes	1,107,893
Total Purchase Price Plus Liabilities Assumed	$4,958,482

Fair value of Patina Assets:
Current assets	$202,415
Proved oil and gas properties	2,667,000
Unproved oil and gas properties	1,024,000
Other non-current assets	46,096
Treasury stock held in deferred compensation plan (see Note 3)	74,461
Goodwill	944,510	(vi)
Total Fair Value of Patina Assets	$4,958,482

(i)    The purchase price includes the value of the Noble Energy common stock issued to Patina shareholders in the merger. The average Noble Energy common stock price of $59.55 was based on the volume-weighted average prices of Noble Energy common stock during the five business days commencing two days before the merger was announced.

(ii)   The total purchase price includes approximately $13.3 million of merger costs incurred by Noble Energy. These costs include investment banking expenses, legal and accounting fees, printing expenses and other merger related costs. These costs have been added to long-term debt in the unaudited pro forma condensed combined balance sheet.

(iii)  All Patina stock options were converted in the merger into Noble Energy stock options. The fair values of the Patina options were estimated using Black-Scholes valuation assumptions, including expected life, volatility, risk free interest rates and expected dividend yield.

(iv)  Under the terms of a certain Patina warrant agreement, each warrant was exercisable for the kind and amount of securities and other assets that were received in the merger by “no election” shareholders. Based on the election results, Noble Energy common stock was oversubscribed by Patina’s stockholders, and all Patina shares that elected cash or did not make a valid election were converted into the right to receive cash. Therefore, the Patina warrants will be settled in cash, and, as a result, Noble Energy has assumed a liability of $16,839,800 related to the warrants.

(v)   The fair value of long-term debt, net of cash acquired, was estimated as follows (in 000’s):

Patina debt balance, March 31, 2005	$288,000
Termination of hedges - current	264,626	(1)
Termination of hedges - non current	106,948	(1)
Return on third party margin deposits	(34,290	)(1)
Estimated merger costs	12,500
Estimated employee benefit plan costs	23,950
Less cash acquired	(1,949)
Total	$659,785

(1)   These adjustments assume the settlement, net of third party margin deposits, of Patina’s hedging instruments on March 31, 2005, (pursuant to the merger agreement, at the request of Noble Energy the hedges were terminated prior to closing). These settlements result in the recognition of a current and non-current deferred tax asset as a result of the realized losses on the settlements.

(vi)  The preliminary allocation of purchase price includes approximately $945 million of goodwill. The significant factors that contributed to the recognition of goodwill include, but are not limited to, economies of scale in connection with our existing domestic operations, and the ability to acquire an established business with an assembled workforce with technological and operational expertise in tight gas sand formations. In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. As a result of these two pronouncements, goodwill recorded in connection with business combinations is no longer amortized but rather tested for impairment at least annually. Accordingly, the accompanying unaudited pro forma condensed combined statement of operations includes no amortization of the goodwill to be recorded in the merger.

The purchase price allocation is preliminary and is subject to change due to several factors, including, but not limited to, changes in the fair values of Patina’s assets and liabilities as of the effective time of the merger and changes in Noble Energy valuation estimates that may be made between now and the time the purchase price allocation is finalized.

The unaudited pro forma condensed combined statements of operations includes the following adjustments:

(b)       These adjustments reclassify Patina’s historical gathering, processing, and marketing costs and transportation expenses to conform with Noble Energy’s presentation.

(c)       These adjustments increase Patina’s historical depletion expense associated with oil and gas properties based on the pro forma allocation of purchase price and reclassify accretion expense of the asset retirement obligation to conform with Noble Energy’s presentation.

(d)       These adjustments increase interest expense for the effect of the additional debt assumed from the merger and the amounts borrowed under Noble Energy’s new five year credit facility and the amortization of the related debt issuance costs. The interest rate used in the calculation of interest expense is based on an expected interest rate of 3.62%. A 1/8th percentage point change in the interest rate would result in an adjustment to pro forma income from continuing operations of approximately $0.5 million and $2.1 million for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively.

(e)       These adjustments reclassify Patina’s historical other revenue amounts to conform with Noble Energy’s presentation.

(f)        These adjustments record the income tax impact of the depletion expense and the interest expense pro forma adjustments at an effective income tax rate of 37.6% and adjusts Patina’s historical tax provisions to the combined effective tax rate.

(g)       These adjustments reflect Noble Energy’s weighted average basic and diluted common shares outstanding during the three months ended March 31, 2005 and year ended December 31, 2004 based on the Noble Energy common stock issued in the merger. See Note 4.

Note 3    Deferred Compensation Plan

These pro forma adjustments represent the assumption of Patina’s existing deferred compensation plan by Noble Energy. The assets of the deferred compensation plan are held in a rabbi trust and are comprised of mutual fund investments and Patina common stock. The shares of Patina common stock held in the rabbi trust were allocated 87% in Noble Energy common stock and 13% in cash, with the cash received by the rabbi trust used to purchase additional mutual fund investments. The pro forma deferred compensation liability and treasury stock amount represent the fair value of the deferred compensation liability and treasury stock based on a Noble Energy stock price of $68.02.

Note 4    Weighted Average Common Shares Outstanding

Unaudited pro forma condensed combined income from continuing operations per share for the periods presented below have been calculated based on the weighted average number of shares outstanding as follows:

	Three Months Ended March 31, 2005	Year Ended December 31, 2004
	(in thousands)	(in thousands)
Basic:
Noble Energy weighted average common shares outstanding	59,083	58,275
Patina basic shares adjusted for the merger (i)	26,740	26,370
Pro forma weighted average
Noble Energy shares outstanding	85,823	84,645

Diluted:
Noble Energy weighted average common shares outstanding	60,139	59,226
Patina diluted shares adjusted for the merger (i)	28,504	28,164
Pro forma weighted average
Noble Energy shares outstanding	88,643	87,390

(i)    The Patina historical weighted average basic and diluted shares outstanding have been adjusted to give effect to the exchange of Patina common stock for Noble Energy common stock, the vesting of restricted stock, the exchange of the Patina options and the settlement of the warrant agreement in cash.

Note 5    Merger Financing

For the purpose of funding the cash portion of the merger, Noble Energy entered into a $1.3 billion credit facility with certain financial institutions. These funds, along with capacity available under its two existing $400 million credit facilities, were utilized to fund the cash portion and to repay a portion of liabilities assumed in the merger. The $1.3 billion credit facility is a senior unsecured revolving credit facility with a five-year term and with other terms and conditions similar to Noble Energy’s two existing $400 million credit facilities. The facility is a reducing revolver due 2010 with a five percent per quarter commitment reduction in each calendar quarter during year four and 20 percent per quarter reduction in year five. The facility incurred a 7.5 basis point “ticking” fee from the effective date, April 4, 2005, until the initial borrowing date under the facility. Commencing on the initial borrowing date, May 16, 2005, the Company incurs a facility fee of 10 to 25 basis points per annum depending upon the Company’s credit rating. The facility bears interest based upon a Eurodollar rate plus 30 to 100 basis points depending upon the Company’s credit rating. Noble Energy incurred approximately $2.5 million of debt issuance costs associated with the $1.3 billion commitment agreement.